UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2022

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 30, 2022, Abeona Therapeutics Inc. (“Abeona” or the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), to effectuate a reverse stock split of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”), at an exchange ratio of 25-to-1 (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of 4:00 p.m. Eastern Time on Friday, July 1, 2022 (the “Effective Time”). The number of authorized shares of Common Stock immediately after the Reverse Stock Split (“New Common Stock”) will remain at 200,000,000 shares.

As a result of the Reverse Stock Split, every 25 shares of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will be combined and converted into one share of New Common Stock without any change in the par value per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fraction of one share of New Common Stock as a result of the Reverse Stock Split will instead receive an amount in cash equal to such fraction multiplied by the closing sale price of Common Stock on the Nasdaq Capital Market on July 1, 2022, as adjusted for the Reverse Stock Split.

Proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock and warrants outstanding at the Effective Time, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2015 Equity Incentive Plan, immediately prior to the Effective Time will be reduced proportionately.

The New Common Stock will continue to be traded on the Nasdaq Capital Market under the symbol ABEO and will begin trading on a split-adjusted basis when the market opens on Tuesday, July 5, 2022, under a new CUSIP number, 00289Y206.

The above description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2022, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, to effect the Reverse Stock Split and maintain the number of authorized shares of New Common Stock at 200,000,000 shares.

The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation of Abeona Therapeutics Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

	By:	/s/ Joseph Vazzano
	Name:	Joseph Vazzano
	Title:	Chief Financial Officer

Date: June 30, 2022